Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Zumiez Inc., a Washington corporation (the “Company”), on Form 10-K for the fiscal year ending January 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), We, Richard M. Brooks, Principal Executive Officer of the Company, and Christopher C. Work, Principal Financial and Accounting Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ RICHARD M. BROOKS	/S/ CHRISTOPHER C. WORK
Richard M. Brooks	Christopher C. Work
Chief Executive Officer and Director (Principal Executive Officer) March 14, 2016	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) March 14, 2016